CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the reference to our firms in the Registration Statement (Form S-8 No. 333-00000) relating to the stock option, stock incentive and equity compensation plans of Digitas Inc. following the business combination transaction completed by Publicis Groupe S.A. and to the incorporation by reference therein of our report dated March 14, 2006 except for Note 34 – Summary of differences between International Financial Reporting Standards and generally accepted accounting principles in the United States of America, for which the date is April 21, 2006, with respect to the consolidated financial statements of Publicis Groupe S.A included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Paris, France
January 30, 2007

/s/ Bruno Perrin                                                                                         /s/ Isabelle Massa
Ernst & Young Audit                                                                                 Mazars & Guérard, S.A.
Represented by Bruno Perrin                                                                     Represented by Isabelle Massa